UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware	1-33926	75-1256622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

(281) 980-5522
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	TREC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on May 6, 2020, South Hampton Resources, Inc. (“SHR”), a Texas corporation and subsidiary of the Trecora Resources (the “Company”) and Trecora Chemical, Inc. (“TC,” together with SHR collectively, the “Borrowers”), a Texas corporation and subsidiary of the Company, received loan proceeds from loans (the “PPP Loans”) under the Paycheck Protection Program in an aggregate principal amount of approximately $6.1 million. The Paycheck Protection Program was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the United States Small Business Administration (the “SBA”). The PPP Loans were evidenced by unsecured promissory notes each payable to Bank of America, N.A.

Under the terms of the CARES Act, PPP Loan recipients can apply for, and the SBA can grant forgiveness of, all or a portion of loans made under the Paycheck Protection Program if the recipients use the PPP Loan proceeds for eligible expenses and meet other requirements regarding, among other things, the maintenance of employment and compensation levels. The Borrowers used the PPP Loan proceeds for eligible expenses and applied for forgiveness of the PPP Loan in accordance with the terms of the CARES Act.

As previously reported, on September 8, 2021, the Company was notified of full forgiveness for the PPP Loan for TC of approximately $2.2 million, including all accrued interest to the date of forgiveness. On November 8, 2021, the Company was also notified of full forgiveness for the PPP Loan for SHR of approximately $3.9 million, including all accrued interest to the date of forgiveness. The forgiveness of both PPP Loans will be recognized as gain on extinguishment of debt in the Company’s Consolidated Financial Statements.

The disclosure in “Item 5. Other Information” of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 under the heading “SBA Loans” is incorporated by reference herein.

Item 8.01. Other Events.

On November 8, 2021, Pioche Ely Valley Mines, Inc. (“PEVM”), a Nevada mining company that is 55% owned by Company, completed the previously disclosed sale of substantially all of its remaining assets (consisting principally of an undivided interest in 48 patented and 5 unpatented mining claims totally approximately 1,500 acres in southeast Nevada that have not been commercially operated for approximately 35 years) to a third-party buyer pursuant to a sales contract entered into in November 2019 (the “Sale”). The Sale resulted in net proceeds of approximately $0.6 million to PEVM (inclusive an approximately $0.2 million deposit that became non-refundable in September 2020), which will be used to repay a portion of the outstanding indebtedness of PEVM owed to the Company. Following the closing of the Sale, the Company expects PEVM to be dissolved. The dissolution of PEVM is not anticipated to have a material impact on the Company's Consolidated Financial Statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date: November 10, 2021	By:	/s/ Michael W. Silberman
Michael W. Silberman
General Counsel and Corporate Secretary